      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 25, 1997

                                                       REGISTRATION NO 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                                   ----------

                       THE GOODYEAR TIRE & RUBBER COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  OHIO                                  34-0253240
     (STATE OR OTHER JURISDICTION OF       (I.R.S. EMPLOYER IDENTIFICATION NO.)
     INCORPORATION OR ORGANIZATION)

  1144 EAST MARKET STREET, AKRON, OHIO                  44316-0001
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                (ZIP CODE)

                         1997 PERFORMANCE INCENTIVE PLAN
                      OF THE GOODYEAR TIRE & RUBBER COMPANY
                            (FULL TITLE OF THE PLAN)

                            JAMES BOYAZIS, SECRETARY
                       THE GOODYEAR TIRE & RUBBER COMPANY
                             1144 EAST MARKET STREET
                             AKRON, OHIO 44316-0001
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)
                                 (330) 796-2121
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   ----------



                                              CALCULATION OF REGISTRATION FEE
===========================================================================================================================
                                                                                 PROPOSED
                                                                PROPOSED          MAXIMUM
               TITLE OF EACH                   AMOUNT            MAXIMUM         AGGREGATE         AMOUNT OF
            CLASS OF SECURITIES                 TO BE        OFFERING PRICE      OFFERING        REGISTRATION
             TO BE REGISTERED               REGISTERED(1)     PER SHARE(2)       PRICE(2)             FEE
---------------------------------------------------------------------------------------------------------------------------
Common Stock, Without Par Value
   (including Preferred Stock                15,000,000         $62.1875      $932,812,500.00     $282,670.46
   Purchase Rights)                            shares
===========================================================================================================================

(1)  Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall cover such additional shares as may herein after be offered or issued from stock split, stock dividends or similar transactions.

(2)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h), based on the average of the high and low sale prices per share of the Registrant's Common Stock on June 20, 1997, as reported on the New York Stock Exchange Consolidated Transactions Composite Tape.

===========================================================================================================================

                                    PART II.

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

                       THE GOODYEAR TIRE & RUBBER COMPANY

     This Registration Statement on Form S-8 (the "Registration Statement") of The Goodyear Tire & Rubber Company (the "Registrant") relates to the registration under the Securities Act of 1933, as amended (the "Act"), of 15,000,000 shares of the Common Stock, without par value, of Registrant (the "Common Stock") and related Preferred Stock Purchase Rights for offer and sale pursuant to the 1997 Performance Incentive Plan of The Goodyear Tire & Rubber Company (the "Plan").

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, heretofore filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the Securities Act of 1933, as amended (the "Securities Act"), by The Goodyear Tire & Rubber Company (the "Registrant"), are, as of their respective dates, incorporated in this Registration Statement by reference and made a part hereof:

(1) Registrant's Annual Report on Form 10-K for its year ended December 31, 1996 (File No. 1-1927).

(2) Registrant's definitive Proxy Statement dated February 26, 1997, for its Annual Meeting of Shareholders held on April 14, 1997.

(3) Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

(4) The description of the Common Stock in the Registration Statement on Form 10 filed pursuant to the Exchange Act and all amendments and reports filed for the purpose of updating such description.

(5) Registrant's Registration Statement on Form 8-A dated June 11, 1996 relating to the registration of Preferred Stock Purchase Rights, including the Rights Agreement dated June 4, 1996 filed as Exhibit 1 thereto.

(6) All documents filed by Registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in this Registration Statement on or in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or incorporated herein by reference, or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERT AND COUNSEL.

     Not Applicable.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article V of the Code of Regulations of the Registrant concerns indemnification of the Registrant's directors and officers and provides as follows:


                                "INDEMNIFICATION

           The Company shall indemnify each person who is or was a director, officer or employee of the Company, or of any other corporation which he served as such at the request of the Company, against any and all liability and reasonable expense that may be incurred by him in connection with or resulting from any claim, action, suit, or proceeding (whether brought by or in the right of the Company or such other corporation or otherwise), civil or criminal, or in connection with an appeal relating thereto, in which he may become involved, as a party or otherwise, by reason of his being or having been a director, officer, or employee of the Company or of such other corporation, or by reason of any past or future action taken or not taken in his capacity as such director, officer, or employee, whether or not he continues to be such at the time such liability or expense is incurred, provided such person acted, in good faith, in what he reasonably believed to be the best interests of the Company or such other corporation, as the case may be, and, in addition, in any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. As used in this Article, the terms "liability" and "expense" shall include, but shall not be limited to, counsel fees and disbursements and amounts of judgments, fines, or penalties against, and amounts paid in settlement by, a director, officer, or employee, other than amounts paid to the Company itself or to such other corporation served at the Company's request. The termination of any claim, action, suit, or proceeding, civil or criminal, by judgment, settlement (whether with or without court approval) or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a presumption that a director, officer, or employee did not meet the standards of conduct set forth in the first sentence of this Article. Any such director, officer, or employee referred to in this Article who has been wholly successful, on the merits or otherwise, with respect to any claim, action, suit, or proceeding of the character described herein shall be entitled to indemnification as of right. Except as provided in the preceding sentence, any indemnification hereunder shall be made at the discretion of the Company, but only if (1) the Board, acting by a quorum consisting of directors who are not parties to (or who have been wholly successful with respect to) such claim, action, suit, or proceeding, shall find that the director, officer, or employee has met the standards of conduct set forth in the first sentence of this Article, or (2) independent legal counsel (who may be the regular counsel of the Company) shall deliver to it their written advice that, in their opinion, such director, officer, or employee has met such standards. Expense incurred with respect to any such claim, action, suit, or proceeding may be advanced by the Company prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount unless it shall ultimately be determined that he is entitled to indemnification under this Article. The rights of indemnification provided in this Article shall be in addition to any rights to which any person concerned may otherwise be entitled by contract or as a matter of law, and shall inure to the benefit of the heirs, executors, and administrators of any such person."

     Indemnification also may be made available by Registrant to its directors, officers, employees and agents, and may be available as a matter of right, under
Section 1701.13(E) of the Ohio Revised Code. Section 1701.13(E) of the Ohio Revised Code provides as follows:

     "(E)(1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

           (2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

                 (a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

                 (b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.

           (3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

           (4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:

                 (a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(1) or (2) of this section;

                 (b) If the quorum described in division (E)(4)(a) of this
           section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

                 (c)  By the shareholders;

                 (d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.

                 Any determination made by the disinterested directors under division (E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

           (5) (a) Unless at the time of a director's act or omission that is the subject of an action, suit, or proceeding referred to in division
     (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney's fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

                      (i) Repay such amount if it is proved by clear and
                 convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation:

                     (ii) Reasonably cooperate with the corporation concerning
                 the action, suit, or proceeding.

            (b) Expenses, including attorney's fees, incurred by a director trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

           (6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

           (7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

           (8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).

           (9) As used in division (E) of this section, "corporation" includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, a manger, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity."

     Registrant maintains and pays the premiums on contracts insuring Registrant (with certain exclusions) against any liability to directors and officers it may incur under the above provisions for indemnification and insuring each director and officer of Registrant (with certain exclusions) against liability and expense, including legal fees, which he or she may incur by reason of his or her relationship to Registrant, even if Registrant does not have the obligation or right to indemnify such director or officer against such liability or expense.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.


ITEM 8. EXHIBITS.


EXHIBIT   EXHIBIT
 ITEM      NUMBER                        DESCRIPTION
 ----      ------                        -----------
  4         4.1         Certificate of Amended Articles of Incorporation of
                        Registrant, dated December 20, 1954, Certificate of
                        Amendment to Amended Articles of Incorporation of
                        Registrant, dated April 6, 1993 and Certificate of
                        Amendment to Amended Articles of Incorporation of
                        Registrant dated June 4, 1996 (three documents
                        comprising Registrant's Articles of Incorporation as
                        amended to date).

            4.2         Code Regulations of Registrant, adopted November 22,
                        1955, and amended April 5, 1985, April 7, 1980, April 6,
                        1981 and April 13, 1987.

EXHIBIT   EXHIBIT
 ITEM      NUMBER                        DESCRIPTION
 ----      ------                        -----------
            4.3         Specimen nondenominational certificate for shares of the
                        Common Stock, Without Par Value, of Registrant; one
                        certificate, First Chicago Trust Company of New York,
                        Transfer Agent and Registrar.

            4.4         Rights Agreement, dated as of June 4, 1996, between
                        Registrant and First Chicago Trust Company of New York,
                        Rights Agent.

            4.5         The 1997 Performance Incentive Plan of Registrant.

  5         5.1         Opinion of C. Thomas Harvie, Esq., Vice President and
                        General Counsel of Registrant, as to the legality of the
                        shares of Common Stock being registered.

 23         23.1        The consent of Price Waterhouse LLP, independent
                        accountants, to the incorporation by reference in this
                        Registration Statement on Form S-8 of their report dated
                        February 3, 1997 appearing at page 30 of Registrant's
                        Annual Report on Form 10-K for the year ended December
                        31, 1996.

            23.2 The consent of C. Thomas Harvie, Esq., Vice President and General Counsel of the Registrant, is contained in his opinion filed as Exhibit 5.1 to this Registration
                        Statement.

 24         24.1        Power of Attorney dated June 3, 1997 authorizing Robert
                        W. Tieken, C. Thomas Harvie, James Boyazis, Richard W.
                        Hauman and John W. Richardson, or any one of them, to
                        sign this Registration Statement on behalf of the
                        Registrant and certain of the officers and directors of
                        Registrant.

ITEM 9. UNDERTAKINGS.

     (A) The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or deletion of a managing underwriter;

     provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IS HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF AKRON, STATE OF OHIO, ON THE 25TH DAY OF JUNE, 1997

                                          THE GOODYEAR TIRE & RUBBER COMPANY




                                          By     /s/   ROBERT W. TIEKEN
                                             ----------------------------------
                                                      Robert W. Tieken,
                                                   Executive Vice President
                                                  and Chief Financial Officer



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1993, THIS AMENDMENT TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.


             SIGNATURE                            TITLE                                       DATE
             ---------                            -----                                       ----
SAMIR G. GIBARA                        Chairman of the         |
                                       Board, Chief Executive  |
                                       Officer and President   |
                                       and Director (Principal |
                                       Executive Officer)      |
                                                               |
JOHN W. RICHARDSON                     Vice President          |
                                       Financial Operations    }                 By  /s/   ROBERT W. TIEKEN
                                       (Principal Accounting   |                     ----------------------------
                                       Officer)                |                          Robert W. Tieken
                                                               |
JOHN G. BREEN                          Director                |
                                                               |                        Signing individually as
WILLIAM E. BUTLER                      Director                |                       Executive Vice President
                                                               |                      and Chief Financial Officer
THOMAS H. CRUIKSHANK                   Director                |                   (Principal Financial Officer) of
                                                               |                  Registrant and as Attorney-in-Fact
WILLIAM J. HUDSON, JR                  Director                |                    for the directors and officers
                                                               |                      whose names appear opposite
GERTRUDE G. MICHELSON                  Director                |
                                                               |
STEVEN A. MINTER                       Director                |
                                                               |
AGNAR PYTTE                            Director                |
                                                               |                           June 25, 1997
GEORGE H. SCHOFIELD                    Director                |
                                                               |
WILLIAM C. TURNER                      Director                |
                                                               |
MARTIN D. WALKER                       Director                |

                                INDEX OF EXHIBITS


EXHIBIT  EXHIBIT
 ITEM      NUMBER                     DESCRIPTION
 ----      ------                     -----------
  4         4.1         Certificate of Amended Articles of Incorporation of
                        Registrant, dated December 20, 1954, Certificate of
                        Amendment to Amended Articles of Incorporation of
                        Registrant, dated April 6, 1993 and Certificate of
                        Amendment to Amended Articles of Incorporation of
                        Registrant dated June 4, 1996 (three documents
                        comprising Registrant's Articles of Incorporation as
                        amended to date).

            4.2         Code Regulations of Registrant, adopted November 22,
                        1955, and amended April 5, 1985, April 7, 1980, April 6,
                        1981 and April 13, 1987.

            4.3 Specimen nondenominational certificate for shares of the Common Stock, Without Par Value, of Registrant; one certificate, First Chicago Trust Company of New York,
                        Transfer Agent and Registrar.

            4.4         Rights Agreement, dated as of June 4, 1996, between
                        Registrant and First Chicago Trust Company of New York,
                        Rights Agent.

            4.5         The 1997 Performance Incentive Plan of Registrant.

  5         5.1         Opinion of C. Thomas Harvie, Esq., Vice President and
                        General Counsel of Registrant, as to the legality of the
                        shares of Common Stock being registered.

 23         23.1        The consent of Price Waterhouse LLP, independent
                        accountants, to the incorporation by reference in this
                        Registration Statement on Form S-8 of their report dated
                        February 3, 1997 appearing at page 30 of Registrant's
                        Annual Report on Form 10-K for the year ended December
                        31, 1996.

            23.2 The consent of C. Thomas Harvie, Esq., Vice President and General Counsel of the Registrant, is contained in his opinion filed as Exhibit 5.1 to this Registration
                        Statement.

 24         24.1        Power of Attorney dated June 3, 1997 authorizing Robert
                        W. Tieken, C. Thomas Harvie, James Boyazis, Richard W.
                        Hauman and John W. Richardson, or any one of them, to
                        sign this Registration Statement on behalf of the
                        Registrant and certain of the officers and directors of
                        Registrant.

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